UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2024, Intellia Therapeutics, Inc. (the “Company”) announced the appointment, effective July 22, 2024 (“Start Date”), of Edward Dulac to serve as Executive Vice President and Chief Financial Officer (“CFO”), treasurer and principal financial officer of the Company. On June 26, 2024, the Company also announced that Glenn Goddard, the Company’s current CFO, will step down effective June 30, 2024. Mr. Goddard’s departure is not related to any disagreement with the Company on any matter relating to its operations, policies or practices. In connection with Mr. Dulac’s appointment and Mr. Goddard’s departure, Michael P. Dube, the Company’s Chief Accounting Officer, will serve as the Company’s interim principal financial officer until the Start Date.

Mr. Dulac comes to the Company from Fate Therapeutics, a clinical-stage biopharmaceutical company, where he has served as Chief Financial Officer since August 2020. Prior to Fate Therapeutics, Mr. Dulac was at Celgene (now Bristol Myers Squibb), a global biopharmaceutical company, where he held multiple positions, including Vice President, Business Development & Strategy. Prior to Celgene, Mr. Dulac worked as a biopharmaceutical equity research analyst at Barclays Capital and Lehman Brothers and in corporate finance at Pfizer. Combined, Mr. Dulac has over 20 years of finance, business development and product portfolio strategy experience. Mr. Dulac received a B.S. in Pharmacy from the University of Pittsburgh and an MBA from Indiana University, Kelley School of Business.

In connection with his employment, the Company entered into an Employment Agreement, dated as of June 22, 2024, with Mr. Dulac (the “Dulac Employment Agreement”), which sets forth certain terms of Mr. Dulac’s employment. Pursuant to the terms of the Dulac Employment Agreement, Mr. Dulac will receive an initial annual base salary of $510,000 and will be eligible to earn an annual cash incentive bonus with an initial target amount equal to 40% of his base salary, which will not be prorated in the initial year of employment. Any annual cash bonus will be determined by the Company’s Board of Directors (the “Board”) or the Compensation and Talent Development Committee of the Board and will be subject to the terms of the applicable Company bonus plan. Additionally, Mr. Dulac will receive a one-time sign-on bonus of $100,000.00, which is subject to full or partial repayment in the event that Mr. Dulac’s employment with the Company is terminated by Mr. Dulac without Good Reason or by the Company for Cause (each as defined in the Dulac Employment Agreement) prior to the second anniversary of the Start Date. The Dulac Employment Agreement further provides for the grant, effective as of the Start Date, of an initial equity award (the “Initial Equity Grant”) consisting of: (i) an option to purchase shares of the Company’s common stock with a grant date value of $1,680,000; (ii) a time-based restricted stock unit award with a grant date value of $1,680,000; (iii) a performance-based restricted stock unit award with a grant date target value of $840,000; and (iv) a performance-based restricted stock unit award covering 30,000 shares (at target) of the Company’s common stock. In addition, the Dulac Employment Agreement provides for certain severance payments and benefits upon a qualifying termination of Mr. Dulac’s employment, as described in the Dulac Employment Agreement. A copy of the Dulac Employment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Dulac Employment Agreement is a summary only and is qualified in its entirety by reference to such exhibit.

Effective as of the Start Date, Mr. Dulac will be an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will also enter into an indemnification agreement with Mr. Dulac in connection with his appointment, in the form filed as Exhibit 10.6 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Dulac for some expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him in any action or proceeding arising out of his service as one of the Company’s officers.

Mr. Dulac (a) is not a party to any other arrangements or understandings with any other person pursuant to which he was selected to serve as an officer of the Company, (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of Regulation S-K, and (c) does not have any family relationship with any members of the Board or any executive officer of the Company.

Goddard Separation

Pursuant to and materially consistent with the terms of Mr. Goddard’s employment agreement with the Company (the “Goddard Employment Agreement”), subject to his execution of a separation agreement and release in the form provided by the Company, Mr. Goddard will be entitled to the severance payments and benefits payable to him in the event of a termination of employment by the Company without Cause (as defined in the Goddard Employment Agreement).

Inducement Plan

On June 21, 2024, the Board approved the Intellia Therapeutics, Inc. 2024 Inducement Plan (the “2024 Inducement Plan”). The terms of the 2024 Inducement Plan are substantially similar to the terms of the Company’s 2015 Amended and Restated Stock Option Incentive Plan with the exception that incentive stock options may not be issued under the 2024 Inducement Plan and awards under the 2024 Inducement Plan may only be issued to eligible recipients under the applicable Nasdaq Listing Rules. The 2024 Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Board has initially reserved 850,000 shares of the Company’s common stock for issuance pursuant to awards granted under the 2024 Inducement Plan. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2024 Inducement Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if such employee is granted such award in connection with the employee’s commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the 2024 Inducement Plan and the forms of award agreements to be used thereunder are filed herewith as Exhibit 10.2 and incorporated herein by reference. The above summary of the 2024 Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure.

On June 26, 2024, the Company issued a press release reflecting the matters discussed in Item 5.02 of this current report on Form 8-K. The full text of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement between Intellia Therapeutics, Inc. and Edward Dulac

10.2	Intellia Therapeutics, Inc. 2024 Inducement Plan and forms of award agreements thereunder

99.1	Press Release dated June 26, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: June 26, 2024	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President